                                  ITEM 6(A)
                                                                   EXHIBIT 11

                 SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION

                             EARNINGS PER SHARE
                         PERIOD ENDING MAY 31, 1995
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
                                                          THREE MONTHS ENDED
                                                          MAY 31,     MAY 31,
                                                           1995        1994
                                                          -------     -------
PRIMARY

Weighted Average Shares of Common
     Stock Outstanding                                    5,810,732   5,703,283
Net Effect of dilutive stock options and stock awards -
     based on the treasury stock method using average
     market price                                           198,523      35,111
                                                          ---------   ---------
Total Weighted Average Number of Common and
     Common Equivalent Shares Outstanding                 6,009,255   5,738,394
                                                          ---------   ---------
                                                          ---------   ---------
Income Applicable to Common Stock                          $395,000    $644,000
                                                          ---------   ---------
                                                          ---------   ---------
Earnings Per Common and Common Stock Equivalent                $.07        $.11
                                                          ---------   ---------
                                                          ---------   ---------

FULLY DILUTED

Weighted Average Shares of Common
     Stock Outstanding                                    5,810,732   5,703,283
Common Stock Issued Upon Conversion of
     Convertible Subordinated Notes                       3,048,780          --
Net Effect of dilutive stock options and stock awards -
     based on the treasury stock method using the period
     ending market price, if higher than average market
     price                                                  198,523      35,111
                                                          ---------   ---------
Total Weighted Average number of Common and
     Common Equivalent Shares Outstanding                 9,058,035   5,738,394
                                                          ---------   ---------
                                                          ---------   ---------
Income Applicable to Common Stock                          $395,000    $644,000
Interest on Convertible Subordinated Notes,
     Net of tax                                             200,000          --
                                                          ---------   ---------
Income Applicable to Common Stock on a Fully Diluted
     Basis                                                 $595,000    $644,000
                                                          ---------   ---------
                                                          ---------   ---------
Earnings Per Common and Common Stock Equivalent                $.07        $.11
                                                          ---------   ---------
                                                          ---------   ---------
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